Calculation of Filing Fee Tables
F-3
Manchester United plc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A ordinary shares, par value $0.0005 per share	457(o)
		Debt	Debt securities	457(o)
		Other	Warrants	457(o)
		Other	Purchase contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 400,000,000.00	0.0001476	$ 59,040.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 59,040.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 59,040.00
Offering Note
[1]	(1) There are being registered hereunder an unspecified number or aggregate principal amount (as applicable) of the registrant's Class A ordinary shares, par value $0.0005 per share ("Class A Ordinary Shares"), debt securities, warrants, purchase contracts and units as may from time to time be offered at unspecified prices, with the maximum aggregate offering price of such securities not to exceed $400,000,000. In addition, an unspecified number of additional Class A Ordinary Shares is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into Class A Ordinary Shares or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. The Class A Ordinary Shares being registered hereunder also include rights to acquire Class A Ordinary Shares under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The maximum aggregate offering price indicated above is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. No separate consideration will be received for Class A Ordinary Shares that are issued upon conversion of debt securities or upon exercise of warrants registered hereunder.